                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes


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Pricing Supplement No. 12                                  Trade Date: 04/01/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 04/04/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is April 2, 2002


        CUSIP
         or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UDJ0              $2,545,000.00              5.50%                  04/15/09                 100%

    Interest Payment
       Frequency                                                                 Dates and terms of redemption
      (begin date)          Survivor's Option      Subject to Redemption        (including the redemption price)
    ----------------        -----------------      ---------------------        --------------------------------
        10/15/02                   Yes                     Yes                          100% 04/15/03
     semi-annually                                                                 semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $2,514,460.00             $30,540.00                $2.00             ABN AMRO Financial
                                                                             Services, Inc.